Exhibit 99.1

News Announcement	For Immediate Release

SFX ENTERTAINMENT REPORTS THIRD QUARTER FINANCIAL RESULTS

AND PROVIDES UPDATE ON RECENT DEVELOPMENTS

NEW YORK — (November 14, 2014) — SFX Entertainment, Inc. (NASDAQ: SFXE) today reported financial results for the three and nine months ended September 30, 2014.

Revenue for the three months ended September 30, 2014 rose 194.5% to $143.5 million while revenue for the first nine months of 2014 increased 199.9% to $258.8 million.  Revenue in the 2014 third quarter included $114.7 million of revenue (79.9% of total revenue) from festivals and live events that were produced, promoted, licensed or managed by SFX during the period.  During the three months ended September 30, 2014, SFX produced and promoted a total of 267 events, which attracted over 1,559,000 attendees, including 27 festivals that each attracted over 10,000 attendees.  Platform revenue, which represents SFX’s 365-day a year engagement with fans outside of live events and includes sales of digital music, ticketing fees and commissions, and certain marketing and digital activities, totaled $28.8 million (20.1% of total revenue) for the three months ended September 30, 2014.

Direct costs for the three months ended September 30, 2014 totaled $110.0 million, with costs from Live representing $93.8 million, or 85.3% of total direct costs, while platform costs related to products sold was $16.2 million, or 14.7% of total direct costs.  Direct costs for the nine months ended September 30, 2014 totaled $194.4 million.

Net income and diluted earnings per share for the three month period was $2.8 million and nil, respectively, while net loss and net loss per share for the nine month period was $(94.2) million and $(1.40), respectively.

Pro forma revenue (a non-GAAP measure, see definition and reconciliation below) for the three and nine months ended September 30, 2014 was $289.2 million and $150.7 million, respectively, while pro forma adjusted EBITDA (a non-GAAP measure, see definition and reconciliation below) for the respective periods was $15.0 million and a loss of $2.1 million, respectively.

In the third quarter ended September 30, 2014, the Company generated strong pro forma same festival growth (for festivals held in both the 2014 and 2013 third quarters), as attendance grew 26% and EBITDA rose by 69%. Excluding Rock in Rio, pro forma festival attendance grew 31% year over year, as the company held 30 festivals versus 25 in the comparable year-ago period.  Third quarter pro forma festival attendance declined 20% year over year to approximately 1,251,000, with approximately 612,000 of the pro forma festival attendance decline reflecting that the Rock in Rio festival was held in the third quarter of 2013 and not 2014, as it is held every other year.  Attendance at events other than festivals declined 6% to approximately 377,000, reflecting the Company’s continued focus on larger events while hosting a fewer number of smaller events.

“The third quarter of 2014 was one of growth and transformation for SFX and I am excited by the tremendous progress made by our entire team,” said Robert F.X. Sillerman, Chairman and CEO of SFX.  “During the third quarter, we extended our success in launching our most popular festivals in new geographies, rolled out highly customized programs for global flagship brands, expanded and introduced new multi-year marketing partnerships, re-launched our Beatport portal and further developed our online assets to better engage and delight our fans. With streamlined operations that are laser focused on providing the best possible experience for fans worldwide, the cash flow generated in the third quarter allowed SFX to invest an additional $11 million toward future initiatives, an investment that was expensed through our income statement. Upcoming quarters will see the benefit of these investments for all stakeholders.”

Mr. Sillerman continued, “Our festival brands have never been more popular and we successfully leveraged that popularity to dramatically expand our geographic base of events.  For example, TomorrowWorld Atlanta, the North American version of the world’s largest EMC festival Tomorrowland, saw attendance rise 24% and EBITDA grow by approximately $10 million from the startup losses experienced in the event’s debut last year.  Demand for Tomorrowland Brazil next May has been nothing short of sensational, generating over 176,000 pre-registration requests in twelve hours and selling out entirely in less than three hours.  Furthermore, we are making great progress in planning the highly anticipated launch of Rock in Rio in Las Vegas, which also takes place next May.

“Our momentum in terms of establishing and executing global and local sponsorships and marketing partnerships also continues. Over the last eleven months SFX has developed important long-term relationships with leading brands, including the third quarter announcement of our multi-year global partnership with MasterCard.  We believe these partnerships confirm that the SFX platform is a highly effective and efficient means for major global sponsors to reach millennials around the world and during the third quarter we recognized approximately $10.0 million of revenue from these activities at margins in line with our expectations. In August, SFX successfully completed the 2014 lineup of Anheuser-Busch InBev marketing events which included one Corona SunSets events in the United Kingdom, two in Mexico, one in Ibiza and one in Canada.  This was followed by a new marketing partnership with AMBEV, Latin America’s largest beer company, to create six beach-themed dance music events around the Skol brand during the current quarter and first quarter of 2015.  More recently, we entered into a strategic alliance with PRISA Radio, the world’s largest owner of Spanish-language radio stations, to co-promote SFX festivals in Spain, Portugal and across Central and South America.

“With our focus on establishing a global platform and expanding the reach of our marketing agreements, we remain as committed as ever to providing our fans with the best possible experience and fostering the social connections they demand.  In the third quarter we successfully launched the first consolidation of our digital products through Beatport, which will be the catalyst for a single destination for the hundreds of millions of users who have viewed our content over the past 12 months.  We are further building our Beatport and Beatport Pro platform for DJs and EMC fans to create a one-stop shop for all their electronic music needs.

Sillerman concluded, “Our profitable third quarter was another highly productive period for SFX Entertainment as we advanced several strategic initiatives, thus further establishing our global platform for EMC-related events and social connections.  At the same time, we continue to institute a range of centralized corporate services that are delivering higher levels of efficiency enterprise-wide.  We believe our success in the third quarter and year-to-date 2014 demonstrates the tremendous long-term economic potential in our model that will be evident in our 2015 operating results and beyond.”

Key Recent Developments

•                  Extended the previously announced marketing partnership with T-Mobile whereby T-Mobile became a 2014 and 2015 sponsor of SFX’s iconic festivals, TomorrowWorld, Electric Zoo and Mysteryland.

•                  Entered into a multi-year global partnership agreement with MasterCard that will bring innovative technology solutions to the SFX platform and further strengthen MasterCard’s commitment to being an experiential brand in music and entertainment.

•                  Closed the sale of $75 million aggregate principal amount of additional 9.625% second lien senior secured notes due 2019.  The $75 million raised included $10 million from an entity controlled by Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer.

•                  The net proceeds of notes offering were for working capital and general corporate purposes, including repaying all of SFX’s borrowings under its revolving credit facility and funding acquisitions, including two acquisitions which closed simultaneously with the closings of notes offering, and paying related fees and expenses.

•                  At September 30, 2014, SFX had $83.6 million of cash and $0.8 million of restricted cash and notes payable of $295.4 million.

•                  Acquired Plus Talent, headquartered in Sao Paulo, Brazil, a promoter that derives the largest portion of its revenues from promoting the Brazilian stops of international tours. Plus Talent also conducts business as a talent booking agency and has a partial ownership interest in several Brazilian festivals.

•                  Acquired Air, an organizer and promoter of several EMC festivals in and around Amsterdam, including Milkshake, Amsterdam Open Air, Buiten Westen, TikTak, Valhalla and Kingsday.

•                  Acquired Monumental Productions, an organizer and promoter of EMCfestivals under the brand “Awakenings” throughout the Netherlands.

•                  Entered into a marketing partnership with AMBEV S.A in which SFX will organize six beach-themed dance music events from the fourth quarter of 2014 to the end of the first quarter of 2015, focused on the Skol brand.

•                  Hosted TomorrowWorld (Atlanta) 2014, an artistic and commercial success, as EBITDA related to this festival improved $10.0 million year-over-year.

•                  Completed the 2014 edition of the marketing partnership with Anheuser-Busch InBev N.V., producing five beach-themed international dance music events for our partner.

•                  Launched Beatport’s weekly EMC radio show on iHeartRadio, The Evolution Beatport Radio Show with Pete Tong.

•                  Held two major all cashless festivals: TomorrowWorld (Atlanta) and Electric Zoo (New York), continuing the Company’s goal of improving the fan experience and resulting in higher food, beverage and merchandise spending.

•                  Entered into a strategic alliance with PRISA Radio, the world’s largest Spanish-language radio group for the co-promotion of SFX festivals in Spain, Portugal and Central and South American countries.

•                  Grew attendance at Tomorrowland (Belgium) to record levels.

SFX Entertainment, Inc.

Live Event Metrics

2014 Festivals by On-Sale Status (1)

	Total	Consolidated	Not Consolidated (2)
Completed	68	51	17
On-Sale	14	12	2
Total Festivals	82	63	19

2014 Festivals by Quarter and Location

	Total	North America	International	Consolidated	Not Consolidated (2)
Q1	9	3	6	5	4
Q2	19	9	10	15	4
Q3	30	13	17	24	6
Q4	24	6	18	19	5
Total Festivals	82	31	51	63	19

(1) Festivals defined as having attendance capacity of 10,000 or greater.

(2) Represents festivals promoted by entities under license from SFX as well as entities in which SFX has an equity investment.

SFX Entertainment, Inc.
Live Event Metrics

2014 Completed Festivals

Initial Show Date	Festival Name	City	Country

1/10/2014	The Day After Festival	Panama City	Panama
1/18/2014	WinterWorld	Wiesbaden	Germany
1/31/2014	Sensation Thailand	Bangkok	Thailand
2/1/2014	Hard Bass	Arnhem	Holland
2/18/2014	Life in Color Costa Rica	San Jose	Costa Rica
3/8/2014	Don’t Let Daddy Know	Amsterdam	Netherlands
3/13/2014	Ultimate Music Experience	S. Padre Island	USA
3/15/2014	Life in Color Chile	Santiago	Chile
3/22/2014	Knock Out!	Rotterdam	Holland
4/5/2014	Qapital	Amsterdam	Netherlands
4/12/2014	Life in Color Houston	Houston	USA
4/25/2014	Sensation Italy	Bologna	Italy
4/26/2014	Kingsday festival	Eindhoven	Holland
4/30/2014	Mayday	Dortmund	Germany
5/4/2014	Electric Zoo Mexico City	Mexico City	Mexico
5/17/2014	Life In Color Seattle	Seattle	USA
5/23/2014	Mysteryland USA	Bethel Woods	USA
5/25/2014	Sunset Music Festival	Tampa	USA
5/25/2014	Rock in Rio Lisbon	Lisbon	Portugal
5/31/2014	Life In Color Puerto Rico	San Juan	USA
6/7/2014	Sensation Russia	St. Petersburg	Russia
6/7/2014	Life in Color Panama City	Panama City	Panama
6/7/2014	Amsterdam Open Air	Amsterdam	Netherlands
6/13/2014	Spring Awakening	Chicago	USA
6/14/2014	Pussy Lounge @ the Park	Breda	Holland
6/21/2014	Life In Color New Jersey	East Rutherford	USA
6/28/2014	Defqon1 Weekend Festival	Biddinghuizen	Netherlands
6/28/2014	Awakenings Festival	Halfweg	Netherlands
7/4/2014	Life in Color Hidalgo	Hidalgo	USA
7/5/2014	Corona SunSets (UK)	Somerset	UK
7/5/2014	Sensation Amsterdam	Amsterdam	Netherlands
7/5/2014	Ruhr-in-Love	Oberhausen	Germany
7/11/2014	The Hudson Project	Saugerties	USA
7/19/2014	Dominator	Stand Eersel	Netherlands
7/19/2014	Buitenwesten Festival	Amsterdam	Netherlands
7/20/2014	Milkshake Festival	Amsterdam	Netherlands
7/26/2014	Tiktak Events	Amsterdam	Netherlands
7/26/2014	Tomorrowland	Boom	Belgium
7/26/2014	Corona SunSets (Mexico 1)	Playa del Carmen	Mexico
7/26/2014	Welcome to the Future	Twiske	Netherlands
8/1/2014	Nature One	Kastellaun	Germany
8/2/2014	Corona SunSets (Mexico 2)	Acapulco	Mexico
8/8/2014	The Qontinet	Wachtebeke	Netherlands
8/9/2014	Life in Color Turkey	Istanbul	Turkey
8/15/2014	Life in Color Monterrey	Monterrey	Mexico
8/15/2014	Summer Set	Somerset	USA
8/16/2014	Decibel Outdoor	Tilburg	Netherlands
8/16/2014	Corona SunSets (Toronto)	Toronto	Canada
8/16/2014	Life in Color Mexico City	Mexico City	Mexico
8/23/2014	Mysteryland Netherlands	Hoofddorp	Netherlands
8/29/2014	Corona SunSets (Ibiza)	Ibiza	Spain
8/29/2014	Electric Zoo New York	New York City	USA
8/30/2014	Sun City Music Festival	El Paso	USA
9/13/2014	Q-Base	Weeze	Germany
9/19/2014	Forever Festival at Freedom Hill	Sterling Heights	USA
9/20/2014	Life in Color Washington D.C	Washington, DC	USA
9/20/2014	DefQon1AUS	Sydney	Australia
9/26/2014	TomorrowWorld	Atlanta	USA
10/4/2014	Pussy Lounge XXL	Rotterdam	Netherlands
10/5/2014	Syndicate	Dortmund	Germany
10/18/2014	AMF	Amsterdam	Netherlands
10/25/2014	Thrillogy	Utrecht	Netherlands
10/25/2014	Something Wicked	Houston	USA
10/31/2014	Sensation Dubai	Dubai	UAE
11/1/2014	Bassleader	Antwerp	Belgium
11/7/2014	Life in Color Phoenix	Phoenix	USA
11/8/2014	Sensation Monterrey	Monterrey	Mexico
11/8/2014	Mayday Poland	Katowice	Poland

Note: Pro forma for AIR, Monumental and Plus Talent festivals.

SFX Entertainment, Inc.
Live Event Metrics

2014 On-Sale Festivals

Initial Show Date	Festival Name	City	Country
11/15/2014	XXXPerience	Itu	Brazil
11/22/2014	Qlimax	Arnhem	Netherlands
11/29/2014	Sensation Toronto	Toronto	Canada
11/29/2014	Stereosonic - Sydney	Sydney	Australia
11/29/2014	Stereosonic - Perth	Perth	Australia
12/5/2014	Stereosonic - Adelaide	Adelaide	Australia
12/6/2014	Toxicator	Mannheim	Germany
12/6/2014	Stereosonic - Melbourne	Melbourne	Australia
12/6/2014	Stereosonic - Brisbane	Brisbane	Australia
12/19/2014	Mysteryland Chile	Picarquin	Chile
12/20/2014	Life in Color Atlantic City	Atlantic City	USA
12/20/2014	Valhalla Festival	Amsterdam	Netherlands
12/27/2014	Life in Color Miami	Miami	USA
12/31/2014	Freaqshow	Amsterdam	Netherlands

Conference Call

SFX management will host a conference call to review the results for the quarter on Friday, November 14 at 9:00 a.m. Eastern Time.  To access the conference call, interested parties may dial 212/231-2910 (domestic and international callers).  Participants can also listen to a live webcast of the call through the “Events” section of SFX’s website at http://investor.sfxii.com/events-calendar. A webcast replay will be available for 90 days following the live event at http://investor.sfxii.com/events-calendar.  Please call five minutes in advance to ensure that you are connected.

Definitions

The following definitions apply to these terms as used throughout this press release and the exhibits:

•                  EBITDA — represents net income (loss) before other income (loss), interest expense, income taxes, depreciation and amortization, non-cash equity-based compensation expense, and non-recurring items, including financing and other transaction costs.

•                  Pro forma adjusted EBITDA — includes the EBITDA of SFX, plus EBITDA from acquisitions as if owned from the beginning of the period, cost savings, non-recurring items including financing and other transaction costs, severance, insurance recoveries related to cancelled festivals and adjustments related to content expenses.

•                  Pro forma revenue — means the revenue of SFX and all acquisitions as if owned from the beginning of the period.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, pro forma adjusted EBITDA, and pro forma revenue, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses EBITDA to convey supplemental information to investors regarding the Company’s performance excluding the impact of certain non-cash charges, costs associated with our initial public offering and other special items that can affect the comparability of results from quarter to quarter.  In particular, EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. Of note, the elimination of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core business.  In addition, the Company believes that pro forma adjusted EBITDA and pro forma revenue present important information to investors regarding the current business, prospects and financial condition of the Company that would not otherwise be available.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the Non-GAAP financial measures, please see the Reconciliation of GAAP financial measures to Non-GAAP financial measures table in the press release.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity.  SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance, Awakenings and React Presents, as well as the innovative ticketing service Flavorus.

SFX operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.  In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Contact:

SFX Entertainment, Inc.
Richard Rosenstein, 646-561-6400
Chief Financial and Administrative Officer

JCIR
Joseph Jaffoni, 212-835-8500
sfxe@jcir.com

DKC Public Relations
Ed Tagliaferri, 212-981-5182
edmund_tagliaferri@dkcnews.com

# # #

Summarized Statement of Operations of SFX Entertainment, Inc.

(unaudited, $ in thousands)

	Nine months ended September 30,		Three months ended September 30,
	2014	2013	2014	2013

Revenue	$258,836	$86,295	$143,552	$48,742
Direct costs	194,406	74,961	110,049	48,212
Gross Profit	64,430	11,334	33,503	530

Selling, general and administrative expenses	123,345	62,002	44,798	23,628
Depreciation and amortization	27,144	13,000	10,366	5,284
Operating loss	(86,059)	(63,668)	(21,661)	(28,382)

Interest expense	(18,445)	(13,468)	(6,158)	(5,285)
Other Income/(expense)	6,182	(645)	14,683	396
Equity in loss of non-consolidated affiliates	(4,915)	—	781	—
Loss before income taxes	(103,237)	(77,781)	(12,355)	(33,271)
Income tax benefit (expense)	9,035	(499)	15,169	76
Net income/(loss)	(94,202)	(78,280)	2,814	(33,195)
Less: Net loss attributable to non-controlling interest	254	(5,572)	142	(4,409)
Net income/(loss) attributable to the Company	$(94,456)	$(72,708)	$2,672	$(28,786)

SFX Entertainment, Inc.

Summary Balance Sheet Data

(unaudited, $ in thousands)

	September 30, 2014	December 31, 2013

Cash and cash equivalents	$83,584	$52,654
Total assets	$743,867	$574,992

Long-term debt	295,392	74,674
Total liabilities	$454,510	$223,559

Redeemable common stock	15,930	60,580
Redeemable non-controlling interest	3,693	4,128

Stockholders’ equity	$269,734	$286,725

SFX Entertainment, Inc.

Reconciliation of GAAP financial measures to Non-GAAP financial measures

(unaudited, $ in thousands)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013

Revenue

Revenue, as reported by the Company	$143,552	$48,742	$258,836	$86,295

Revenue of Acquisitions (1)	7,169	81,256	30,359	166,482

Total - Pro Forma Revenue	$150,721	$129,998	$289,195	$252,777

Pro Forma Adjusted EBITDA

Consolidated net loss	$2,814	$(33,195)	$(94,202)	$(78,280)

Interest expense	6,158	5,285	18,445	13,468
Income tax provision	(15,169)	(76)	(9,035)	499
Depreciation & amortization	10,366	5,284	27,144	13,000
Other (income) / expense (2)	(14,683)	(396)	(6,182)	645
Equity based compensation expense	10,568	8,688	30,281	22,687

EBITDA of the Company	54	(14,410)	(33,549)	(27,981)

EBITDA of Acquisitions (1)	185	3,365	4,802	2,064

Adjustment to reflect proportionate EBITDA of equity investments	2,767	12,802	6,910	14,273

Adjustments (3)	11,945	15,769	19,688	28,514

Total - Pro Forma Adjusted EBITDA	$14,951	$17,526	$(2,149)	$16,870

(1) Includes all companies acquired by SFX for the periods prior to SFX ownership. The figures presented were prepared by such companies acquired by SFX and such companies were not under SFX control for 100% of the time periods presented.

(2) Other expense represents the extinguishment of debt, gain on a sale of assets, foreign currency gains and other miscellaneous non-recurring items.

(3) Adjustments include transaction costs, non-recurring expenses (principally severance), cost savings, insurance recoveries related to cancelled festivals and adjustments related to content expenses.